UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  March 17, 2015

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2015, the Company announced that it had entered into an exclusive license agreement with Tabuk Pharmaceuticals, a Saudi Arabian company (“Tabuk”), under which Innovus Pharma granted to Tabuk an exclusive license to market and sell Innovus Pharma’s topical treatment for Premature Ejaculation, EjectDelay® , its Sensum+® product for increasing penile sensitivity and its Vesele® product to increase sexual and cognitive health in the Saudi Arabia, the Gulf Countries, North Africa, and the Middle East (excluding  certain countries). (collectively the “Territory”).

Under the agreement, Innovus will receive an upfront payment and is eligible to receive up to approximately $86.5 million U.S. dollars upon and subject to the achievement of sales milestones based on cumulative supplied units of the licensed products in the Territory plus royalties based on Tabuk’s net sales.

A copy of the press release regarding the above-described agreement is attached as Exhibit 99.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press Release issued March 23, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: March 23, 2015	By:	/s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer